UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 22, 2014

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00041	94-3019135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2014, the Company entered into a Separation Agreement and General Release of Claims with each of Peter J. Bocian, the Company’s Executive Vice President and Chief Financial Officer, Diane M. Dietz, the Company’s Executive Vice President and Chief Marketing Officer and Larree M. Renda, the Company’s Executive Vice President (collectively, the “Separation Agreements”).

Pursuant to the Separation Agreements, each of the executives named above has agreed to continue his or her employment with the Company in his or her current capacity until such employment is terminated either by the Company or by the executive (the “Severance Date”), and the Company has agreed that it will not terminate the executive’s employment before the Closing Date (as defined below) unless the termination is for Cause (as the term “Cause” is defined in the Safeway Inc. Executive Severance Plan).

The Separation Agreements provide that on the closing date of the pending merger between the Company and affiliates of Albertsons LLC (the “Closing Date”), Mr. Bocian will be paid the sum of $713,037, Ms. Dietz will be paid the sum of $1,838,099 and Ms. Renda will be paid the sum of $2,243,755, in each case less any applicable withholdings, provided in each case that the executive has not resigned his or her employment or been terminated for Cause (as the term “Cause” is defined in the Safeway Inc. Executive Severance Plan) prior to the Closing Date and that the conditions set forth in Paragraph 12 of the applicable Separation Agreement have been satisfied in order to make such Separation Agreement effective.

The Separation Agreements further provide that as soon as reasonably practicable following their respective Severance Dates, Mr. Bocian will be paid the sum of $2,072,875, Ms. Dietz will be paid the sum of $2,168,016 and Ms. Renda will be paid the sum of $2,440,070, in each case less any applicable withholdings, provided in each case that the executive’s termination of employment does not result from either a termination for Cause by the Company or a resignation without Good Reason by the executive (as the terms “Cause” and “Good Reason” are defined in the Safeway Inc. Executive Severance Plan), and that the executive has executed a release of claims against the Company and the revocation period applicable to such release has expired.

Payments made to the executives pursuant to the Separation Agreements will satisfy in full any obligations the Company may have to the executives under the Safeway Inc. Executive Severance Plan and the Safeway Inc. Retention Bonus Plan.

Copies of the Separation Agreements are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement and General Release of Claims between Safeway Inc. and Peter J. Bocian dated October 22, 2014

10.2	Separation Agreement and General Release of Claims between Safeway Inc. and Diane M. Dietz dated October 22, 2014

10.3	Separation Agreement and General Release of Claims between Safeway Inc. and Larree M. Renda dated October 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeway Inc.
(Registrant)

Date: October 24, 2014	By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Separation Agreement and General Release of Claims between Safeway Inc. and Peter J. Bocian dated October 22, 2014

10.2	Separation Agreement and General Release of Claims between Safeway Inc. and Diane M. Dietz dated October 22, 2014

10.3	Separation Agreement and General Release of Claims between Safeway Inc. and Larree M. Renda dated October 22, 2014